EXHIBIT 99.1
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                             JOINT FILER INFORMATION

The Designated Filer of this statement on Form 3 is M/C Venture Partners V, L.P. The other joint filers of this Form 3 are M/C VP V, LLC; M/C Venture Investors, LLC; Chestnut Venture Partners, L.P. and Chestnut Street Partners, Inc. The principal business address of each of the reporting persons is 75 State Street, Suite 2500, Boston, MA 02109. The reporting persons disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

Designated Filer:                                   M/C Venture Partners V, L.P.
Issuer and Ticker Symbol:                           Artisoft, Inc. ("ASFT")
Date of Event Requiring Statement:                  September 28, 2004

M/C VENTURE PARTNERS V, L.P.
By: M/C VP V, LLC, as General Partner

By:    /s/ John P. Ward
   ---------------------------------
Name:  John P. Ward


M/C VP V, LLC

By:    /s/ John P. Ward
   ---------------------------------
Name:  John P. Ward


M/C VENTURE INVESTORS, LLC

By:    /s/ John P. Ward
   ---------------------------------
Name:  John P. Ward


CHESTNUT VENTURE PARTNERS, L.P.
By: Chestnut Street Partners, Inc.,
    as General Partner

By:    /s/ John P. Ward
   ---------------------------------
Name:  John P. Ward


CHESTNUT STREET PARTNERS, INC.

By:    /s/ John P. Ward
   ---------------------------------
Name:  John P. Ward